Exhibit (c)(i)
MATERIALS PREPARED FOR DISCUSSION
Project Top Hat

P R OJ EC T T OP H A T
Disclaimer
The information herein has been prepared by Lazard Freres & Co. LLC (“Lazard”) based upon information supplied by The Head Corporation (“Head”) or publicly available, and portions of the information herein may be based upon certain statements, projections and forecasts provided by Head with respect to the anticipated future performance of Hat Television (“Hat’). We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Hat or any other entity, or concerning solvency or fair value of Hat or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available projections and judgments of management of Head and Hat as to the future financial performance of Hat; we assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard. Lazard has been retained to provide financial advice to Head, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

P R OJ EC T T OP H A T
Table of Contents
I HAT: MARKET CAPITALIZATION AND TRADING DYNAMICS 1 II FINANCIAL ANALYSIS SUMMARY 7 APPENDIX
A Selected Minority Buy-Outs Premia Schedule 24
B Additional Materials 27

P R OJ EC T T OP H A T
I Hat: Market Capitalization and Trading Dynamics

PROJECT TOP HAT | I HAT: MARKET CAPITALIZATION AND TRADING DYNAMICS

Hat: Market Capitalization and Multiples

($ in millions, except per share data)

Summary Capitalization

Stock Price (as of 8/21/07)	**$20.01**
% 52 week high	*71.1%*
% 52 week low	*107.0%*
Class A & B Basic Shares Out.	93.9
Dilution From Options & RSU	0.0
Dilution From Capital Trust Notes	0.0
Diluted Shares Outstanding	**93.9**
Equity Market Capitalization	**$1,879**
Revolving Credit Facilities	$100
Senior Notes [a]	407
Private Placement Debt	360
Capital Trust Notes [b]	134
Capital Lease Obligations	0
Plus: Total Debt/Preferred (6/30/07)	**$1,001**
Less: Cash and Cash Equivalents [c]	**($33)**
Enterprise Value	**$2,847**
Less: Investments (@ Book Value)	(42)
Adjusted Enterprise Value	**$2,805**

Options Outstanding

	# of Options	Wt. Avg. Ex. Price	Dilution Effect
	2.207	$19.57	0.049
	2.345	24.08	0.000
	4.092	25.80	0.000
	0.148	28.87	0.000
	0.014	36.44	0.000
	0.167	25.62	0.000
Total	**8.973**		**0.049**

Trading Multiples (Hat Mgmt. Est.)

Enterprise Value as a Multiple of:		
06/07 Average Revenue	$786	3.57x
07/08 Average Revenue	807	3.48
06/07 Average BCF	$304	9.2x
07/08 Average BCF	309	9.1
06/07 Average EBITDA [d]	$266	10.5x
07/08 Average EBITDA [d]	274	10.3
Price as a Multiple of:		
06/07 Average FCFS [e]	$0.85	23.6x
07/08 Average FCFS [e]	0.97	20.7

Source: *Company filings, Hat Projections provided by Head and FactSet.*

(a) Includes $125 million principal amount of 7.0% senior notes due November 2007, $166 million principal amount of 7.0% senior notes due 2018 and $116 million principal amount of 7.5% senior notes due 2027.
(b) Convertible into 5.128 million Class A common stock.
(c) Includes $0.07 quarterly cash dividend per share, paid July 15, 2007.
(d) EBITDA after non-cash stock-based compensation expense and excluding equity income from unconsolidated investments.
(e) FCFS = (Net Income excluding equity income from unconsolidated investments + D&A – Capital Expenditures) / Fully Diluted Shares Outstanding.

1 | LAZARD

P R OJ EC T T OP H A T I HA T: M AR KE T C API T A LI Z A TI O N A N D T R ADI N G D Y N AMI CS
Hat: Stock Price Performance (Last 3 Years)
Float and Liquidity (inmillions)
Public Float 22.445
Toatl Shares Outstanding 93.923
Volume Statistics (shares in millions)
Avg. Daily Volume (LTM) 0.124
%Total Shares Outstanding 0.1% %of Float 0.6% Avg. Monthly Volume (LTM) 3.760
%of Total Shares Outstanding 4.0% %of Float 16.8% Volume Volume Weighted Unweighted Weighted Unweighted Current (08/21/07) $20.01 $20.01 Last 6-month Avg. $24.26 $24.95 3-Year Average 24.31 24.50 Last 3-month Avg. 23.04 23.42 LTM Average 24.37 24.87 Last 2-month Avg. 21.61 22.23 LTM High 27.87 27.87 Last 1-month Avg. 20.65 20.88 LTM Low 19.74 19.74
Source: FactSet. Note: Hat (post the August 29, 1997 merger) reached an all-time high closing price of $40.00 on June 30, 1998 and an all-time low closing price of $16.70 on October 19, 2001. (a) Television index includes the “pure play” television comparables of Gray, Young, Fisher and Sinclair, and excludes Nexstar and LIN Television which announced on May 17, 2007 and May 18, 2007, respectively, that each company would explore strategic alternatives.

PROJECT TOP HAT | I HAT: MARKET CAPITALIZATION AND TRADING DYNAMICS

Hat: Stock Price Performance (Last 12 Months)



Price
$30.00
25.00
20.00
15.00
$21.94
$20.01
High (4/17/07): $27.87
Low (8/16/07): $19.74
31 Aug 06
Completion of WKCF-TV acquisition for $217.5 million
30 Aug 06
Jacques Natz named Director of Digital Media Content
26 Oct 06
Announced 3Q06 results and EPS of $0.18 vs. $0.13 per share a year earlier
22 Nov 06
Announced Director Michael E. Pulitzer to retire from Board in May 2007
7 Dec 06
Declared quarterly cash dividend of $0.07 per share
19 Dec 06
Michael Gay named Executive Producer of Digital Media Content
23 Fev 07
Announced FY06 results and EPS of $1.06 vs. $0.88 per share (excl. special items) a year earlier
29 Mar 07
Declared quarterly cash dividend of $0.07 per share
13 Apr 07
Reaffirmed FY07 revenue guidance in the range of $754 - $778m
27 Apr 07
Announced 1Q07 results and EPS of $0.05 vs. $0.14 per share a year earlier
4 May 07
Declared quarterly cash dividend of $0.07 per share
4 Jun 07
Signed TV content revenue-sharing agreement with YouTube
26 Jul 07
Announced 2Q07 results and EPS of $0.18 vs. $0.27 per share a year earlier, and provided revised guidance
21 Aug 06
20 Nov 06
19 Feb 07
21 May 07
21 Aug 07

Source: FactSet, Company press releases and Factiva.

3 | LAZARD

P R OJ EC T T OP H A T I HA T: M AR KE T C API T A LI Z A TI O N A N D T R ADI N G D Y N AMI CS
Hat: Stock Price Trading Analysis (Last One Month)
PERCENT OF VOLUME WHICH TRADED IN EACH STOCK PRICE RANGE
70.0%
63.7% 60.0
50.0 Volume Weighted Avg. Last One Month: $20.65 Unweighted Avg. Last One Month: 20.88 40.0
Total Trading Volume (in millions): 5.66
30.0
17.1% 20.0
12.3% 10.0 4.3% 2.5% 0.0 $19.00-20.00 $20.01-21.00 $21.01-22.00 $22.01-23.00 $23.01-24.00
PERCENT OF VOLUME WHICH TRADED BELOW EACH STOCK PRICE
125.0%
100.0% 100.0 93.2% 88.9% 76.8% 75.0
50.0 25.0 16.8% 0.0 $20.00 $21.00 $22.00 $23.00 $24.00
Source: FactSet. Note: As of August 21, 2007.

P R OJ EC T T OP H A T I HA T: M AR KE T C API T A LI Z A TI O N A N D T R ADI N G D Y N AMI CS
Hat: Stock Price Trading Analysis (Last 12 Months)
PERCENT OF VOLUME WHICH TRADED IN EACH STOCK PRICE RANGE
30.0% Volume Weighted Avg. Last 12 Months: $24.37 24.7% Unweighted Avg. Last 12 Months: 24.87 22.4% Total Trading Volume (in millions): 31.26 20.0 17.5%
11.5% 10.0
5.0% 5.8% 5.5% 4.4% 3.1%
0.0 $19.00-20.00 $20.01-21.00 $21.01-22.00 $22.01-23.00 $23.01-24.00 $24.01-25.00 $25.01-26.00 $26.01-27.00 $27.01-28.00
PERCENT OF VOLUME WHICH TRADED BELOW EACH STOCK PRICE
125.0%
100.0% 94.5% 100.0
72.1% 75.0
47.4% 50.0 41.5% 24.0% 19.6% 25.0 14.6% 3.1% 0.0 $20.00 $21.00 $22.00 $23.00 $24.00 $25.00 $26.00 $27.00 $28.00
Source: FactSet. Note: As of August 21, 2007.

PROJECT TOP HAT | HAT: MARKET CAPITALIZATION AND TRADING DYNAMICS

Hat: Ownership Profile of the Class A and B Common Stock

($ in millions)

SHAREHOLDERS	Shares Held	Market Value	% Held
Institutional Holders			
Private Capital Management	10,082,184	$202	10.7%
Eubel Brady & Suttman	1,074,332	21	1.1%
Renaissance Technologies	1,073,600	21	1.1%
GW Capital	937,671	19	1.0%
Dimensional Fund Advisors	815,078	16	0.9%
Vanguard Group	798,496	16	0.9%
Optimum Investment Advisors	765,675	15	0.8%
Barclays Global Investors	586,757	12	0.6%
American Century	509,200	10	0.5%
ABN AMRO Asset Management	499,600	10	0.5%
Other Institutional Holders	4,693,392	94	5.0%
Total Institutions	**21,835,985**	**$437**	**23.2%**
Insiders/Stakeholders			
Head[a]	68,800,628	$1,377	73.3%
Robert Marbut	375,861	8	0.4%
Michael E Pulitzer	87,437	2	0.1%
Harry T Hawks	405,033	8	0.4%
David Pulver	114,656	2	0.1%
Victor F Ganzi	50,000	1	0.1%
Frank A Bennack Jr	25,000	1	0.0%
John G Conomikes	20,000	0	0.0%
Caroline L Williams	61,946	1	0.1%
David J Barrett	927,850	19	1.0%
Other Insiders	610,049	12	0.6%
Total Insiders	**71,478,460**	**$1,430**	**76.1%**
Other	608,942	**$12**	0.6%
Total Shares Outstanding	**93,923,387**	**$1,879**	**100.0%**

PRIVATE CAPITAL MANAGEMENT ESTIMATED OWNERSHIP

Date	Shares Held	Position Change	% Change	Price [b]
06/30/07	10,082,184	819,087	8.84	$26.07
03/31/07	9,263,097	810,435	9.59	26.16
12/31/06	8,452,662	29,789	0.35	25.05
09/30/06	8,422,873	1,612,829	23.68	21.92
06/30/06	6,810,044	(315,017)	(4.42)	22.54
03/31/06	7,125,061	(96,630)	(1.34)	23.78
12/31/05	7,221,691	124,150	1.75	24.06
09/30/05	7,097,541	1,889,900	36.29	25.21
06/30/05	5,207,641	1,268,300	32.20	24.98
03/31/05	3,939,341	1,379,609	53.90	25.59
12/31/04	2,559,732	748,530	41.33	25.59
09/30/04	1,811,202	-	-	24.45
			Estimated Average [c]	**$24.83**

Source: FactSet and Company filings as of August 21, 2007.
(a) Includes 41.3 million Class B shares
(b) Reflects average share price for the quarter, based on publicly-available information.
(c) Total estimated average net purchase price based on the average price per quarter weighted by the accumulated number of shares over the period.

6 | LAZARD

P R OJ EC T T OP H A T
II Financial Analysis Summary

PROJECT TOP HAT
II FINANCIAL ANALYSIS SUMMARY

Financial Analysis Summary: Basis for the Hat Projections

($ in millions)

- **Head provided Lazard with Hat management's "5-Year Plan" through 2011**
  - 5-Year Plan dated August 2007 reflects Hat management's most recent views on the financial prospects of Hat
- **Head extended the 5-Year Plan out through 2012 assuming an EBITDA growth rate of 12.0% of the preceding 4th year EBITDA (i.e., growth of 12.0% over 2008 estimated EBITDA [(a)])**
- **Lazard reviewed and discussed with Head management the 5-Year Plan and assumptions. Lazard did not review the forecasts or discuss the projected financial performance of Hat with representatives of Hat**
- **Lazard did not evaluate the validity or impact of any potential performance benefits or operational efficiencies from the proposed Transaction**

HISTORICAL AND PROJECTED EBITDA AND GROWTH


EBITDA (b)
CAGR 1999A/2006A: 0.6%
CAGR 2007E/2011E: 2.2%
Y-o-Y Growth
$350
325
300
275
250
225
200
50%
30%
10%
-10%
-30%
-50%
$283.9
$345.8
$244.9
$309.2
$274.3
$333.1
$229.0
$296.5
$252.9
$313.8
$254.1
$332.5
$276.3
$351.5
21.8%
(29.2%)
26.3%
(11.3%)
21.4%
(31.3%)
29.5%
(14.7%)
24.1%
(19.0%)
30.8%
(16.9%)
27.2%
1999A
2000A
2001A
2002A
2003A
2004A
2005A
2006A
2007E
2008E
2009E
2010E
2011E
2012E
Hat Management Five Year Plan
Head Estimate

Source: *Hat Projections provided by Head and Head estimates.*
(a) Based on 2006/2010 growth in EBITDA of 12.1%.
(b) EBITDA before stock-based compensation and excluding equity income from unconsolidated investments. Historical period (1999-2005) EBITDA includes equity income from unconsolidated investments.

7 | LAZARD

PROJECT TOP HAT
II FINANCIAL ANALYSIS SUMMARY

Financial Analysis Summary

IMPLIED EQUITY VALUE PER SHARE


$40.00
30.00
20.00
10.00
0.00
$27.87
$19.74
$25.88
$19.41
$23.56
$20.71
$25.01
$23.01
$26.32
$23.56
$24.99
$20.97
$24.25
$21.24
Current Price $20.01 as of 8/21/07
52-Week Trading Range
Equity Research Current Target Prices
Comparable Company Analysis (Hat Projections)
Precedent Transactions: Minority Buy-Outs
Precedent Transactions: Hypothetical Change of Control(a)
DCF Analysis
Hypothetical LBO Analysis (a)

Methodology:	Closing Prices	NPV discounted at 10.0%	10.5x–11.5x Avg. 2007E/08E EBITDA	15%–25% Premium to Current	11.5x–12.5x Avg. 2007E/08E EBITDA	Terminal Average 2011E/12E EBITDA Multiples of 10.5x–11.5x WACC 7.0–8.5%	Min. 15.0% IRR 7.0x-9.0x Leverage EBITDA multiples of 10.5x-11.5x 2011 Exit

Note: Valuations as of September 30, 2007 for relevant analyses.

(a) Head owns 73.3% of Hat and has stated it is not interested in selling any of its shares. This analysis is shown for illustrative purposes only given the inability to effect a change of control transaction.

8 | LAZARD

P R OJ EC T T OP H A T II FIN A N CIA L AN A L YS I S S U MM AR Y
Illustrative Transaction Offer Price Analysis
Analysis at Various Prices Price as of: 8/21/07
Premium (1-Day Prior) - 10.0% 15.0% 20.0% 25.0% 30.0% Share Price $20.01 $22.01 $23.01 $24.01 $25.01 $26.01
FD Shares Outstanding 93.9 94.1 94.2 94.3 94.4 94.6
Market Value $1,879 $2,072 $2,168 $2,264 $2,362 $2,462
Net Debt 968 968 968 968 968 968
Enterprise Value $2,847 $3,040 $3,136 $3,232 $3,330 $3,430
Less: Unconsolidated Investments (42) (42) (42) (42) (42) (42)
Adjusted Enterprise Value $2,805 $2,998 $3,094 $3,190 $3,288 $3,388 Adj. Enterprise Value as a Multiple of:
FY2007E BCF $ 279 10.1x 10.7x 11.1x 11.4x 11.8x 12.1x Avg. FY2007E/08E BCF 309 9.1 9.7 10.0 10.3 10.6 11.0
FY2008E BCF 339 8.3 8.8 9.1 9.4 9.7 10.0
FY2007E EBITDA (a) $ 243 11.5x 12.3x 12.7x 13.1x 13.5x 13.9x Avg. FY2007E/08E EBITDA (a) 274 10.3 11.0 11.3 11.7 12.0 12.4
FY2008E EBITDA (a) 304 9.2 9.9 10.2 10.5 10.8 11.1
Share Price as a Multiple of:
FY 2007E EPS $ 0.78 25.8x 28.3x 29.6x 30.9x 32.2x 33.5x FY 2008E EPS 1.16 17.2 19.0 19.8 20.7 21.6 22.4
FY 2007E FCFPS (b) $ 0.66 30.4x 33.5x 35.0x 36.5x 38.0x 39.5x FY 2008E FCFPS (b) 1.28 15.7 17.2 18.0 18.8 19.6 20.4
Premium/(Discount) to:
1- Week Prior $20.20 (0.9%) 9.0% 13.9% 18.9% 23.8% 28.8% 4-Week Prior 22.58 (11.4%) (2.5%) 1.9% 6.3% 10.8% 15.2% 1- Month Average 20.88 (4.2%) 5.4% 10.2% 15.0% 19.8% 24.6% 12- Month Average 24.87 (19.5%) (11.5%) (7.5%) (3.4%) 0.6% 4.6% 52-Week High 27.87 (28.2%) (21.0%) (17.4%) (13.8%) (10.3%) (6.7%)
Source: Company filings, Hat Projections provided by Head and FactSet. (a) EBITDA after non-cash stock-based compensation expense and excluding equity income from unconsolidated investments. (b) FCFS = (Net Income excluding equity income from unconsolidated investments + D&A – Capital Expenditures) / Fully Diluted Shares Outstanding.

P R OJ EC T T OP H A T II FIN A N CIA L AN A L YS I S S U MM AR Y
Equity Research: Current Target Prices
PRICE TARGET DATE OF PRICE AT PRESENT
BROKER REPORT RECOMMENDATION REPORT DATE CURRENT VALUE ( a )
Merrill Lynch 7/27/2007 Neutral $20.94 — -
Deutsche Bank 7/27/2007 Buy $20.94 $24.00 (b) $22.19
Bear Stearns 7/27/2007 Market Weight $20.94 — -
Wachovia 7/26/2007 Market Weight $19.93 $21.00 — $23.00 $19.41 — $21.26 JPMorgan 7/26/2007 Neutral $19.93 — -
BMO 7/26/2007 Market Perform $19.93 $24.00 $22.19
Barrington 7/26/2007 Outperform $19.93 $28.00 (c) $25.88
Zacks 3/16/2007 Hold $25.77 $27.00 $24.96
Average $24.50 $22.65 Median 24.00 22.19 Low-High Range $21.00-$28.00 $19.41-$25.88
Source: Wall Street Research.
(a) Discounted to 9/30/2007 at cost of equity of 10.0% (assumed Hat cost of equity), assumes target period of 12 months. (b) Reduced from $26.00 to $24.00 on July 27, 2007. (c) Reduced from $33.00 to $28.00 on July 26, 2007.

P R OJ EC T T OP H A T II FIN A N CIA L AN A L YS I S S U MM AR Y
Equity Research: Current Revenue and EBITDA Estimates
($ in millions)
WALL STREET EQUITY RESEARCH ESTIMATES (a) Report Total Revenue Firm Date FY2007E FY2008E FY2009E Merrill Lynch 7/27/2007 $754.0 $804.0 $801.0 Deutsche Bank 7/27/2007 746.9 828.7 - Bear Stearns 7/27/2007 750.0 834.4 - Wachovia 7/26/2007 754.0 823.3 - JPMorgan 7/26/2007 — — - BMO 7/26/2007 758.0 849.0 - Barrington 7/26/2007 759.5 883.4 811.1 Average Research $753.7 $837.1 $806.1 Management Case 763.7 849.4 806.0 Difference ($) (10.0) (12.3) 0.1 Difference (%) (1.3%) (1.5%) 0.0%
Report EBITDA (b) Firm Date FY2007E FY2008E FY2009E Merrill Lynch 7/27/2007 $234.0 $262.0 $255.0 Deutsche Bank 7/27/2007 228.6 291.4 - Bear Stearns 7/27/2007 231.6 278.1 - Wachovia 7/26/2007 232.5 285.3 - JPMorgan 7/26/2007 — — - BMO 7/26/2007 240.0 316.0 - Barrington 7/26/2007 239.4 326.9 242.8 Average Research $234.4 $293.3 $248.9 Management Case 243.1 304.1 244.3 Difference ($) ($8.8) ($10.8) $ 4.6 Difference (%) (3.7%) (3.7%) 1.8%
Source: Wall Street Research. (a) Excludes research estimates prior to earnings release. (b) After stock-based compensation and excluding equity income from unconsolidated investments.

P R OJ EC T T OP H A T II FIN A N CIA L AN A L YS I S S U MM AR Y
Comparable Company Analysis: Stock Price Performance
INDEXED STOCK PERFORMANCE
160 150 140 130
120 106 110 102 100 96
90 95 80
81
70
70
60
1 Jan 07 16 Feb 07 3 Apr 07 20 May 07 5 Jul 07 21 Aug 07
S&P 500 Newspaper Index (a) TV Index (b) Radio Index (c) Cable Index (d) Large Cap Ent Index (e)
TOTAL EQUITY RETURNS SINCE JANUARY 1, 2007YTD 2006 2005 2004 2003 2002 2001
Nexstar(f) 77.0% 64.3% (10.7%) (40.0%) — — -
LIN TV(g) 35.6% 21.1% (29.4%) (47.7%) (44.6%) — -
Gray Television 16.5% 1.2% (35.2%) (32.5%) 5.4% (0.4%) (29.2%) Sinclair 16.0% 39.4% 44.0% (10.7%) 15.1% 41.4% 33.4% Fisher 10.4% 17.8% (0.1%) (3.4%) (7.4%) 12.3% (8.5%) Hat (20.9%) (14.4%) (21.7%) (24.6%) (13.6%) (3.4%) 1.9% Young (27.3%) (21.2%) (80.6%) (89.8%) (84.4%) (88.6%) (93.9%) TV Index(b) 6.3% 18.2% (23.9%) (40.6%) (19.0%) (9.8%) (26.9%) Belo (4.5%) (15.9%) (30.2%) (34.4%) (11.5%) 2.1% 21.6% Journal Comm. (17.2%) (23.4%) (39.9%) (40.5%) — — -
Media General (26.7%) (45.1%) (56.4%) (56.1%) (51.7%) (41.1%) (18.3%)
INDEX OF PUBLIC MARKET TELEVISION TRADING MULTIPLES ( h )
EV/Forward EBITDA
14x
12 10
9.4x 8
Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Current
(a) Newspaper Index: Belo, E.W. Scripps, Gannett, Journal Register, Journal Communications, Lee, McClatchy, Media General, New York Times, Tribune and Washington Post.
(b) Television Index: Gray, Young, Fisher and Sinclair. On May 17, 2007 and on May 18, 2007, respectively, Nexstar and LIN Television announced that each company would explore strategic alternatives. On August 3, 2007, Nexstar announced suspension of its process. (c) Radio Index: Citadel, Cox Radio, Emmis, Entercom, and Radio One. (d) Cable Index: Cablevision, Comcast, Mediacom and Time Warner Cable. (e) Large Cap Entertainment Index: CBS, Disney, News Corp., Time Warner and Viacom. (f) Nexstar’s Initial Public Offering was in November 2003. (g) LIN’s Initial Public Offering was in May 2002. (h) Represents median of Gray, Hat, LIN, Nexstar and Sinclair.

P R OJ EC T T OP H A T II FIN A N CIA L AN A L YS I S S U MM AR Y
Comparable Company Analysis: Multiples, Leverage and Dividend Yields
2007 AND 2008 EV/EBITDA TRADING MULTIPLES (a) CREDIT NET DEBT/CY2007E EBITDA
12.0x 30.0x 27.4x 9.6x 2007 10.0
25.0 8.3x
7.5x
8.0 6.9x 20.0 13.7x 6.0 5.1x 15.0 13.2x 12.3x 4.2x 4.0x 11.5x 11.2x 11.2x 7.9x 4.0 3.3x 10.0 7.9x 7.1x 2.0 1.1x 5.0 0.0 0.0 Gray TV Nexstar LIN TV Sinclair Hat — Hat — Young Media Belo Journal Young Gray LIN TV Hat — Hat — Nexstar Sinclair Media Belo Journal Research Mgmt General Comm. Research Mgmt General Comm. Avg. 2007E/ — 11.4x 10.7x 10.8x 10.3x 9.6x 10.7x 7.6x 7.5x 6.6x 2008E CURRENT DIVIDEND YIELDS 6% 15.0x 2008 5.03% 5% 9.6x 10.2x 4%
10.0 9.8x 9.2x 3.42% 9.0x 8.4x 2.91% 2.90% 7.3x 7.1x 3% 6.2x 2% 1.40% 1.41% 5.0 1%
0% 0.0
LIN TV Nexstar Young Hat Gray TV Sinclair Belo Journal Media Young Gray LIN TV Hat - Hat — Nexstar Sinclair Media Belo Journal Comm. General Research Mgmt General Comm.
Source: Company filings, Hat Projections provided by Head, Wall Street Research and FactSet.
(a) On May 17, 2007 and on May 18, 2007, respectively, Nexstar and LIN Television announced that each company would explore strategic alternatives. On August 3, 2007, Nexstar announced suspension of its process.

PROJ ECT TOP HAT II FINANCIAL ANALYS I S S UMMAR Y
Precedent Transactions (Minority Buy-Outs): Premia and Form of Consideration
SELECTED MINORITY BUY-OUTS SINCE 2000
MEDIAN FINAL PRICE PREMIUM TO PRICE BEFORE ANNOUNCEMENT
40.0%
35.0%
31.2% 30.0% 26.0% 25.0% 23.5%
22.4% 22.5% 20.5% 20.0% 17.3% 15.0% 15.0% 13.8% 12.7% 11.6% 10.5% 10.0% 5.0% 0.0% Cash Only Stock Only Cash/Stock All Deals (19 Deals) (13 Deals) (4 Deals) (36 Deals)
1 Day 1 Week 4 Weeks Prior to Announcement
Source: SDC and public filings.
Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000, where owner of 50% or more of the economics/voting interest acquires remaining public shares. Based on publicly-available data as of August 21, 2007. Median calculation excludes the Enron Corp/Azurix cash transaction announced 10/27/2000 and the Alfa Mutual Co./Alfa Corp cash transaction announced 7/17/2007.

PROJ ECT TOP HAT II FINANCIAL ANALYS I S S UMMAR Y
Precedent Transactions (Minority Buy-Outs): Initial Price Premium for Cash Offers
SELECTED MINORITY BUY-OUTS SINCE 2000
MEDIAN INITIAL PRICE PREMIUM TO PRICE BEFORE ANNOUNCEMENT
30% 25% 21.0% 20% 15.5% 14.5% 14.7%15.0% 14.9% 14.5%14.1% 15% 13.6%13.5% 14.1% 13.3% 13.5% 12.5% 12.6% 10% 5% 0% % Not Held by 0–10% 10–20% 20–30% 30–40% 40–50% All Controlling Shareholder 0 Deal 7 Deals 5 Deals 4 Deals4 Deals 20 Deals 1 Day 1 Week 4 Weeks Prior to Announcement
Source: SDC            and public filings .
Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000, where owner of 50% or more of the economics/voting interest acquires remaining public shares. B ased on publicly-available data as of August 21, 2007. Median calculation excludes the Enron Corp/Azurix cash transaction announced 10/27/2000.

PROJ ECT TOP HAT II FINANCIAL ANALYS I S S UMMAR Y
Precedent Transactions (Minority Buy-Outs): Final Price Premium for Cash Offers
SELECTED MINORITY BUY-OUTS SINCE 2000
MEDIAN FINAL PRICE PREMIUM TO PRICE BEFORE ANNOUNCEMENT
50% 40% 38.1% 32.9%33.6% 32.5% 33.1% 31.0% 31.2% 29.3% 30% 27.9% 26.0% 24.5% 24.8% 24.3% 23.5% 20% 18.1% 10% 0% % Not Held by 0–10% 10–20% 20–30% 30–40% 40–50% All Controlling Shareholder 0 Deal 7 Deals 5 Deals 4 Deals3 Deals 19 Deals 1 Day 1 Week 4 Weeks Prior to Announcement
Source: SDC            and public filings .
Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000, where owner of 50% or more of the economics/voting interest acquires remaining public shares. Based on publicly-available data as of August 21, 2007. Median calculation excludes the Enron Corp/Azurix cash transaction announced 10/27/2000 and the Alfa Mutual Co./Alfa Corp cash transaction announced 7/17/2007.

PROJECT TOP HAT
II FINANCIAL ANALYSIS SUMMARY

Precedent Transactions (Change of Control)

The television sector has experienced substantial M&A transaction volume over the last 12 –24 months despite an uneven, unpredictable and increasingly volatile revenue outlook

Corporate owners of television assets (Emmis, NBC, The New York Times, CBS, CCU) over the period have been actively pursuing station sales in an effort to focus operations and bolster core operations

Financial sponsors were aggressive acquirers of station portfolios (approximate CY BCF multiples 11.5x – 13.0x) due to willingness of lenders (until recently) to allow substantial leverage (8.0x – 10.0x debt/EBITDA ratios) on broadcasting assets

Corporate (strategic) buyers participated in a limited manner in certain market-by-market auctions when an opportunity arose to acquire specific "assets" that were compelling due to geography or affiliation (approximate CY BCF multiples 14x – 16x)


20x
15
10
5
0
11.5x
10.4x
10.6x
14.7x
16.1x
14.7x
13.0x
15.7x
11.5x
15.8x
11.3x
13.4x
12.7x
Granite/ New Vision Group
Viacom/ Sinclair (Sac-KOVR)
LIN TV/ Viacom (2 UPN Affiliates)
LIN TV/ Emmis (5 Stations)
Journal Comm./ Emmis (Ft. Myers, Omaha & Tucson)
Gray/ Emmis (Huntington WSAZ)
Raycom Media/ Liberty Corp.
Blackstone & SJL Broadcast Grp/ Emmis (4 stations)
Raycom Media/ Barrington
NBC/ Media General (a)
Oak Hill/ New York Times (Television) (b)
Various Buyers/ CBS Stations
Providence/ Clear Channel (TV) (a)
2004
2005
2006
2007
Denotes Stock Purchase
Denotes Asset Purchase

Source: Company filings and Wall Street research.
(a) Multiple is based on a 2005/2006 blended BCF.
(b) Purchase price of $1.2 billion less assumed value of $100 million for cash flow negative stations.

17 | LAZARD

PROJ ECT TOP HAT II FINANCIAL ANALYS I S S UMMAR Y
Precedent Transaction (Change of Control): Softening M&A Market for Television
Over the last two months, four relatively large broadcasting groups have been brought to market in an attempt to exploit the interest of the aggressive financial sponsors Changes in credit market conditions have resulted in two processes (Nexstar and LIN) being formally suspended or stalled... and two pending processes (Lincoln Financial and Fox) having uncertain outcomes given likely values lower than initial seller expectations:
Nexstar: Large and dispersed portfolio of small market stations with enterprise value of $1.0 billion. Process formally suspended.
LIN TV: Large portfolio of mid-sized, widely dispersed network affiliated stations with meaningful duopoly positions. Enterprise value of $1.5 billion. Process stalled.
Lincoln Financial: Estimated value of $1.5 billion. Three leading network-affiliated television stations (Charlotte, Richmond and Charleston) and a large portfolio of radio stations.
Fox Stations: Nine stations with an estimated value of $1.3 – 1.5 billion.
The appetite and ability of financial sponsors to close highly levered transactions in the broadcast sector is limited at this time and valuation benchmarks of the past 12 – 24 months have less relevance.
ESTIMATED INITIAL DEBT/EBITDA OF SELECTED BROADCASTING DEALS (a)
14.0x 12.0x 12.0 10.7x 10.2x 9.5x 9.0x 9.3x 9.0x 10.0 8.0 6.0 4.0 2.0 0.0 (b) Barrington Emmis Univision CCU Oak Hill/ Tribune Cumulus Mar-06 May-06 Jun-06 Nov-06 NY Times &nb sp; Mar-07 Jul-07 Jan-07
(a) Source: Company filings, Wall Street research and publicly available information . (b) Based on initial offer and proposed financing. Offer withdrawn.

PROJECT TOP HAT

II FINANCIAL ANALYSIS SUMMARY

Discounted Cash Flow Analysis

($ in millions, except per share data)

DISCOUNTED CASH FLOW ANALYSIS

	Fiscal Year Ending on December 31,						
	4Q 2007E	2008E	2009E	2010E	2011E	2012E	Average 2011/12E
EBITDA before Stock-based Comp. [a]	$85	$314	$254	$332	$276	$351	$314
% Growth		*24.1%*	*(19.0%)*	*30.8%*	*(16.9%)*	*27.2%*	
EBITDA after Stock-based Comp. [a]	$83	$304	$244	$323	$267	$342	$304
% Growth		*25.1%*	*(19.6%)*	*32.1%*	*(17.4%)*	*28.2%*	
EBIT	$53	$177	$118	$198	$146	$235	
Less: Taxes @ 40.0%	(21)	(71)	(47)	(79)	(58)	(94)	
Plus: Depreciation	11	54	57	58	56	54	
Plus: Stock-based Compensation	3	10	10	10	10	10	
Plus: Tax Amortization	19	72	69	67	65	53	
Less: Change in Working Capital	(22)	0	0	0	0	0	
Less: Capex	(13)	(50)	(60)	(47)	(31)	(32)	
Unlevered Free Cash Flow	**$30**	**$193**	**$147**	**$206**	**$187**	**$226**	**$206**
% Growth		*39.1%*	*(23.6%)*	*40.1%*	*(9.2%)*	*20.5%*	

Discount Rate	PV of FCF to 2011E		PV of Terminal Value at Avg. 2011/12 EBITDA Multiple of 10.5x	11.0x	11.5x		Implied Enterprise Value at Avg. 2011/12 EBITDA Multiple of 10.5x	11.0x	11.5x
7.0%	$638	+	$2,395	$2,509	$2,623	=	$3,033	$3,147	$3,261
7.5%	631		2,348	2,460	2,571		2,979	3,090	3,202
8.0%	623		2,302	2,412	2,521		2,925	3,035	3,144
8.5%	616		2,257	2,365	2,472		2,873	2,981	3,088

Implied Perpetuity Growth Rate at Avg. 2011/12 EBITDA Multiple of 10.5x	11.0x	11.5x
0.5%	0.8%	1.0%
1.0%	1.3%	1.5%
1.4%	1.7%	2.0%
1.9%	2.2%	2.5%

Discount Rate	Net Debt [b]	Implied Equity Value at Avg. 2011/12 EBITDA Multiple of 10.5x	11.0x	11.5x	Implied Stock Price at Avg. 2011/12 EBITDA Multiple of 10.5x	11.0x	11.5x
7.0%	$901	$2,132	$2,246	$2,360	$22.64	$23.83	$24.99
7.5%	901	2,077	2,189	2,301	22.07	23.23	24.39
8.0%	901	2,024	2,134	2,243	21.52	22.66	23.80
8.5%	901	1,972	2,079	2,187	20.97	22.09	23.21

Source: *Company filings and Hat Projections provided by Head.*

Note: Assumes EBITDA growth at 12.0% of the preceding fourth year in 2012E. Cash flows discounted to September 30, 2007. Assumes no value for NOL carryforwards given uncertainty of realization.

(a) Excluding equity income from unconsolidated investments.

(b) As of September 30, 2007. Pro forma for an assumed $25 million of cash generated in 3Q 2007 and for $0.07 cash dividend paid on July 15, 2007. Net of $42 million of unconsolidated investments.

19 | LAZARD

PROJ ECT TOP HAT II FINANCIAL ANALYS I S S UMMAR Y
Discounted Cash Flow Analysis: WACC of Selected Television Comparables
($ in millions)
WEIGHTED AVERAGE COST OF CAPITAL — TV
Equity Enterprise Net Debt (a) / Net Debt (a) / Levered Unlevered Cost of Lev. Company Value Value Total Cap. Equity Value Beta (b) Beta (c) Equity Gray $407 $1,320 69.5% 227.7% 1.030 0.435 11.9% Hat 1,879 2,805 34.0% 51.5% 0.763 0.583 10.1% LIN 699 1,511 55.6% 125.0% 1.107 0.633 12.5% Nexstar 241 921 73.9% 283.1% 1.464 0.543 15.0% Sinclair 1,045 2,655 60.9% 155.8% 1.076 0.556 12.3% Young 47 792 94.1% 1,607.7% 1.470 0.138 15.1%
Assumptions Cost of Debt
Marginal Tax Rate 40.0% Pre-Tax 7.0% 7.5% 8.0% 8.5% 9.0% Risk Free Rate of Return(d) 4.6% Post-Tax 4.2% 4.5% 4.8% 5.1% 5.4% Equity Risk Premium(e) 7.1%
0.1
Debt / Debt / Median Levering Levered Cost of Cap. Equity Unl. Beta Factor (f) Beta Equity (g)
20.0% 25.0% 0.556 1.15 0.639 9.2% 30.0% 42.9% 0.556 1.26 0.699 9.6% 40.0% 66.7% 0.556 1.40 0.778 10.2% 50.0% 100.0% 0.556 1.60 0.890 11.0%
Source: Company filings, Wall Street Research, Barra, Ibbotson and FactSet. (a) Net Debt = ST Debt & LT Debt + Minority Interest + Preferred Stock - Cash & Cash Equivalents. (b) Predicted Barra Beta. (c) Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)]. (d) Risk Free Rate is 10-Year Treasury Bond Yield. (e) Represents the long-horizon expected equity risk premium based on simple differences of historical arithmetic mean returns from 1926-2005. (Ibbotson Associates’ 2006 Yearbook). (f) Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)]. (g) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium). (h) Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.). (i) Excludes Young.

PROJ ECT TOP HAT II FINANCIAL ANALYS I S S UMMAR Y
Discounted Cash Flow Analysis: WACC Based on Research Analysts Estimates
The following table reflects the WACC assumed by various research analysts for selected companies in the comparable company universe (as of the date highlighted in parenthesis).
TELEVISION WACC BMO DEUTSCHE BANK JP MORGAN WACHOVIA STIFEL NICOLAUS 8.6% 8.0% 7.4% 8.5%
Hat (7/26/07) (7/27/07) (10/25/06) (7/26/07) – 7.7% 9.5% Sinclair – – (10/25/06) (8/2/07) – 8.0% 7.3% 10.0% 9.1% LIN TV – (8/6/07) (10/25/06) (8/10/07) (8/17/07)
11.0%
Gray – – – (8/7/07) – 8.6% Media General – (7/19/07) – – – Nexstar – – – – – Source: Wall Street Research.

PROJECT TOP HAT
II FINANCIAL ANALYSIS SUMMARY

LBO Analysis: Assumptions

($ in millions)

SOURCES & USES

Source	Leverage	Amount - $	% of Total
Senior Bank Debt	4.0x	$1,173	35.3%
Senior Subordinated	4.0	1,173	35.3%
Total Debt	**8.0x**	**$2,347**	**70.7%**
Existing Cash		95	2.9%
New Equity		878	26.4%
Total Sources		**$3,320**	**100.0%**

Use	Amount - $
Purchase Price of Equity	$2,264
Debt Refinancing	867
Capital Trust Notes Refinancing	134
Financing Fees	47
Other Fees & Expenses	8
Total Uses	**$3,320**

TRANSACTION MULTIPLES

Enterprise Value Multiples [a]		
EV/(Avg. 2006/07E EBITDA)	$266	11.9x
EV/(Avg. 2007/08E EBITDA)	274	11.6
Transaction Value Multiples [a][b]		
TEV/(Avg. 2006/07E EBITDA)	$266	12.5x
TEV/(Avg. 2007/08E EBITDA)	274	12.1

RATES OF RETURNS

Avg. EBITDA Forward Exit	Fiscal Year End 12/31 2010E	2011E
10.50x	6.4%	8.1%
10.75	8.6%	9.7%
11.00	10.7%	11.2%
11.25	12.7%	12.6%
11.50	14.7%	14.0%

ASSUMPTIONS

- Hypothetical 20% premium to current market price, or $24.01 per share
- Leverage of 8.0x average 2007E/08E EBITDA of $293 million [c]
  - 4.0x Bank debt at Libor + 300 bps.
  - 4.0x Subordinated debt at 10.0%
- Minimum cash balance of $5 million
- Cost savings of $10 million per year
- Exit multiples of 10.5x-11.5x average of current / 1-year forward EBITDA
- Transaction/Financing fees of approximately $55 million
- Management equity incentive pool of 5.0%
- September 30, 2007 closing date

Source: *Company filings, Hat Projections provided by Head and FactSet.*
(a) EBITDA after stock-based compensation and excluding equity income from unconsolidated investments. Excludes $10 million run-rate cost savings.
(b) Transaction Value reflects total uses of funds.
(c) EBITDA before stock-based compensation and excluding equity income from unconsolidated investments. Includes $10 million run-rate cost savings.

22 | LAZARD

PROJ ECT TOP HAT II FINANCIAL ANALYS I S S UMMAR Y LBO Analysis: Purchase Price Sensitivity ($ in millions, except per share data) 2011E EXIT IRR SENSITIVITY 7.0x Leverage 8.0x Leverage 9.0x Leverage
Avg. 2007E/08E EBITDA Entry Multiple (a) 11.0x 11.5x 12.0x 11.0x 11.5x 12.0x 11.0x 11.5x 12.0x Implied Share Price $22.41 $23.81 $25.11 $22.41 $23.81 $25.11 $22.41 $23.81 $25.11
Average 2011E/2012E 10.5x 11.9% 8.6% 6.0% 13.1% 8.7% 5.2% 15.5% 8.4% 3.4% EBITDA Exit 11.0 14.3% 10.9% 8.2% 16.3% 11.7% 8.2% 20.3% 13.0% 7.7% Multiple 11.5 16.5% 13.1% 10.4% 19.2% 14.6% 10.9% 24.6% 17.0% 11.6% MAXIMUM PURCHASE PRICE TO ACHIEVE >15% IRR (2011E EXIT)
Avg. 2011E/12E EBITDA Exit Multiple 10.5x 11.0x 11.5x 7.0x Leverage $21.24 $22.12 $23.01
8.0x Leverage 21.90 22.78 23.66
9.0x Leverage 22.49 23.37 24.25
Source: Company filings and Hat Projections provided by Head. Note: Assumes EBITDA growth at 12.0% of the preceding fourth year in 2012E. Assumes 5.0% Management equity incentive pool. (a) Based on average of 2007E and 2008E EBITDA of $243 million and $304 million, respectively. Reflects EBITDA post stock-based compensation, excluding equity income from unconsolidated investments and before potential cost savings.

PROJ ECT TOP HAT
Appendix

PROJ ECT TOP HAT
A Selected Minority Buy-Outs Premia Schedule

PROJ ECT TOP HAT A SELECTED MI NORITY BUY-OUTS PREMIA SCHEDULE Selected Minority Buy-Outs Premia: Transactions Greater Than $250MM ($ in millions) Initial Offer as a Premium to: Final Offer as a Premium to: Date Consideration % Held at Offer Value % Price Announced Target Name Acquiror Name Structure Ann. ($mm) 1 Day 1 Week 4 Weeks 1 Day 1 Week 4 Weeks Increase
7/17/2007 Alfa Corp Alfa Mutual Co. CASH 54.8% $658.0 15.8% 15.9% 5.2% 15.8% (a) 15.9% (a) 5.2% (a) 0.0% 2/22/2007 Great American Finl Res Inc American Financial Group CASH 81.0% 254.6 8.6% 10.3% 7.9% 13.2% 15.0% 12.5% 4.3% 1/24/2007 21st Century Insurance Co AIG CASH 61.9% 930.8 19.0% 17.8% 10.0% 32.6% 31.2% 22.6% 11.4% 11/20/2006 TD Banknorth Toronto-Dominion Bank CASH 57.0% 3,232.1 6.5% 8.4% 7.1% 6.5% 8.4% 7.1% 0.0% 10/9/2006 NetRatings Inc VNU NV CASH 60.5% 377.5 9.8% 10.5% 11.3% 44.1% 45.0% 46.1% 31.3% 2/6/2006 Lafarge North America Lafarge SA CASH 53.2% 3,023.3 16.7% 17.2% 21.2% 33.1% 33.6% 38.1% 14.0% 9/12/2005 WFS Financial Inc Wachovia STOCK 84.0% 503.8 13.8% 11.5% 28.2% 13.8% 11.5% 28.2% 0.0% 9/1/2005 7-Eleven Inc IYG Holding Co CASH 73.8% 1,301.5 14.7% 13.6% (1.1%) 32.3% 31.0% 14.1% 15.4% 2/21/2005 Eon Labs Inc Novartis AG CASH 67.6% 932.9 11.0% 7.8% 23.5% 11.0% 7.8% 23.5% 0.0% 1/18/2005 UGC Holdings Inc Liberty Media Intl Inc CASH/STOCK 53.0% 3,617.5 (0.6%) 3.5% 0.2% (0.6%) 3.5% 0.2% 0.0% 1/10/2005 Fox Entertainment Group News Corp STOCK 82.1% 7,054.3 7.4% 7.0% 11.6% 9.8% 9.4% 14.1% 2.2% 8/2/2004 Cox Communications Inc Cox Enterprises Inc CASH 62.2% 8,389.6 16.0% 14.7% 15.3% 26.0% 24.6% 25.2% 8.6% 5/24/2004 WFS Financial Inc Westcorp STOCK 84.0% 310.5 3.5% 6.2% 5.1% 3.5% 6.2% 5.1% 0.0% 5/23/2003 Fidelity Natl Info Solutions Fidelity Natl Finl Inc STOCK 66.0% 391.9 24.1% 24.8% 37.3% 24.1% 24.8% 37.3% 0.0% 4/10/2003 Hotels.com USA Interactive STOCK 68.0% 1,237.2 13.0% 9.8% 28.0% 13.0% 9.8% 28.0% 0.0% 8/20/2002 Pure Resources Inc Union Oil Co of California STOCK 65.0% 433.6 27.5% 34.3% 29.4% 20.7% 27.0% 22.4% (5.4%) 2/19/2002 Travelocity.com Inc Sabre Holdings Corp CASH 70.0% 447.2 19.8% 15.2% 0.6% 45.8% 40.3% 22.5% 21.7% 2/15/2002 NRG Energy Inc Xcel Energy Inc STOCK 74.4% 672.6 15.0% 19.8% (13.3%) 28.6% 34.0% (3.1%) 11.8% 2/4/2002 Intimate Brands Inc Limited Inc STOCK 84.0% 1,644.7 7.8% 15.4% 22.1% 10.2% 18.0% 24.8% 2.2% 11/7/2001 Aquila Inc UtiliCorp United Inc STOCK 80.0% 414.2 15.0% 12.7% (16.1%) 15.0% 12.7% (16.1%) 0.0% Source: SDC and public filings . Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000, where owner of 50% or more of economics/voting interest acquires remaining public shares. Based on publicly-available data as of August 21, 2007. (a) Final offer remains pending.

PROJ ECT TOP HAT A SELECTED MI NORITY BUY-OUTS PREMIA SCHEDULE Selected Minority Buy-Outs Premia: Transactions Greater Than $250MM ($ in millions) Initial Offer as a Premium to: Final Offer as a Premium to: Date Consideration % Held at Offer Value % Price Announced Target Name Acquiror Name Structure Ann. ($mm) 1 Day 1 Week 4 Weeks 1 Day 1 Week 4 Weeks Increase
10/10/2001 TD Waterhouse Group Toronto-Dominion Bank CASH 88.8% $402.6 45.2% 41.3% 25.9% 53.2% 49.1% 32.9% 5.6% 6/6/2001 Liberty Financial Cos Liberty Mutual Insurance Co CASH 70.5% 536.0 24.8% 40.1% 40.4% 24.8% 40.1% 40.4% 0.0% 2/15/2001 Westfield America Westfield America Trust CASH 77.5% 287.0 12.5% 11.7% 14.5% 12.5% 11.7% 14.5% 0.0% 10/27/2000 Azurix Corp Enron Corp CASH 66.9% 330.1 96.5% 96.5% 96.3% 135.1% 135.1% 135.1% 19.7% 9/21/2000 Hertz Corp Ford Motor Co CASH 81.5% 734.0 23.7% 20.6% (5.3%) 46.4% 42.7% 12.0% 18.3% 8/30/2000 AXA Financial Inc AXA-UAP SA CASH/STOCK 60.3% 11,189.3 2.4% 7.5% 31.5% 4.6% 9.8% 34.3% 2.1% 8/15/2000 Infinity Broadcasting Corp Viacom Inc STOCK 64.3% 13,649.0 13.6% 7.0% 13.2% (6.7%) (12.1%) (7.0%) (17.9%) 8/14/2000 BHC Communications Inc News Corp Ltd CASH/STOCK 76.1% 887.7 16.4% 13.4% 10.0% 16.4% 13.4% 10.0% 0.0% 7/24/2000 Phoenix Investment Partners Phoenix Home Life Mutual CASH 59.0% 430.1 14.3% 11.1% 29.0% 44.0% 40.0% 62.6% 26.0% 7/9/2000 Life Technologies Inc Invitrogen Corp CASH/STOCK 75.0% 401.7 22.5% 22.5% 20.0% 22.5% 22.5% 20.0% 0.0% 3/31/2000 Hartford Life Hartford Fin Svcs Group Inc CASH 81.5% 1,324.6 (2.3%) 3.4% 21.0% 12.1% 18.6% 38.8% 14.8% 3/21/2000 Travelers Property Casualty Citigroup Inc CASH 85.2% 2,449.3 23.0% 38.0% 33.3% 24.5% 39.5% 34.8% 1.1% 3/17/2000 Vastar Resources Inc BP Amoco PLC CASH 82.0% 1,575.7 12.5% 15.5% 36.0% 31.5% 32.5% 59.0% 16.9% 3/14/2000 Howmet International Inc Alcoa Inc CASH 84.6% 349.3 1.3% 0.7% 2.0% 13.5% 12.8% 14.3% 12.0% 2/22/2000 IXnet Inc Global Crossing Ltd STOCK 73.0% 876.9 18.1% 22.8% 25.9% 18.1% 22.8% 25.9% 0.0% 2/14/2000 CareInsite Inc Healtheon/WebMD Inc STOCK 65.0% 1,883.8 5.3% (0.7%) (3.4%) 5.3% (0.7%) (3.4%) 0.0% 2/2/2000 T hermo Instrument Systems Thermo Electron Corp STOCK 85.0% 831.7 27.0% 33.2% 94.3% 27.0% 33.2% 94.3% 0.0% 1/19/2000 Life Technologies Inc Dexter Corp CASH 71.7% 356.9 8.9% 11.4% 18.1% 8.9% 11.4% 18.1% 0.0% Source: SDC and public filings . Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000, where owner of 50% or more of economics/voting interest acquires remaining public shares. Based on publicly-available data as of August 21, 2007. (a) Alfa Mutual Co./Alfa Corp transaction announced 7/17/2007 is excluded from the Final Offer Premium and % Price Increase mean and median calculation as offer is pending. Excludes the Enron Corp/Azurix transaction announced 10/27/2000.

PROJECT TOP HAT | A SELECTED MINORITY BUY-OUTS PREMIA SCHEDULE

Selected Minority Buy-Outs Premia: Cash Transactions Greater Than $250MM

($ in millions, except per share data)

Selected Cash Minority Buy-Outs over $250 million when 20-30% Bought by Controlling Shareholder

Date Announced	Target Name	Acquiror Name	% Held at Ann.	Offer Value ($mm)	Initial Offer as a Premium to: 1 Day	Initial Offer as a Premium to: 1 Week	Initial Offer as a Premium to: 4 Weeks	Final Offer as a Premium to: 1 Day	Final Offer as a Premium to: 1 Week	Final Offer as a Premium to: 4 Weeks
9/1/2005	7-Eleven Inc	IYG Holding Co	73.8%	$1,301	14.7%	13.6%	(1.1%)	32.3%	31.0%	14.1%
2/19/2002	Travelocity.com Inc	Sabre Holdings Corp	70.0%	447	19.8%	15.2%	0.6%	45.8%	40.3%	22.5%
6/6/2001	Liberty Financial Cos	Liberty Mutual Insurance Co	70.5%	536	24.8%	40.1%	40.4%	24.8%	40.1%	40.4%
2/15/2001	Westfield America	Westfield America Trust	77.5%	287	12.5%	11.7%	14.5%	12.5%	11.7%	14.5%
1/19/2000	Life Technologies Inc	Dexter Corp	71.7%	357	8.9%	11.4%	18.1%	8.9%	11.4%	18.1%
				Mean	**16.1%**	**18.4%**	**14.5%**	**24.9%**	**26.9%**	**21.9%**
				Median	**14.7%**	**13.6%**	**14.5%**	**24.8%**	**31.0%**	**18.1%**

Implied Hat Price

		Offer as a Premium to: 1 Day	Offer as a Premium to: 1 Week	Offer as a Premium to: 4 Weeks
Hat Price		$20.01	$20.20	$22.58
Premium	12.5%	22.51	22.73	25.40
	15.0%	23.01	23.23	25.97
	17.5%	23.51	23.74	26.53
	20.0%	24.01	24.24	27.10
	22.5%	24.51	24.75	27.66
	25.0%	25.01	25.25	28.23

Source: *SDC and public filings.*
Note: Includes selected US minority cash buy-out transactions over $250 million since January 1, 2000, where 20-30% of the remaining public shares were acquired by the controlling shareholder. Based on publicly-available data as of August 21, 2007.

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PROJ ECT TOP HAT
B Additional Materials

PROJECT TOP HAT

B ADDITIONAL MATERIALS

US Television Sector: Public Market Multiples and Metrics

($ in millions, except per share data)

U.S. TELEVISION BROADCASTING COMPARABLE COMPANY ANALYSIS

	Stock Price				Enterprise Value as a Multiple of:					Price as a Multiple of:			Net Debt/
		% of 52-Week	Equity	Ent.	EBITDA [a]			BCF		FCF [b]			2007E
Company	08/21/07	High	Value	Value	2007E	2008E	Avg.	2007E	2008E	2007E	2008E	Avg.	EBITDA
Pure Play Television													
Gray	$8.49	74.9%	$407	$1,320	13.7x	9.8x	11.4x	11.9x	8.8x	46.2x	9.2x	15.3x	9.6x
Hat - Research	20.01	71.1%	1,879	2,805	12.3	9.6	10.8	10.6	8.5	32.9	18.5	23.7	4.2
Hat - Management	20.01	71.1%	1,879	2,805	11.5	9.2	10.3	10.1	8.3	30.4	15.7	20.7	4.0
LIN	13.49	66.7%	699	1,511	13.2	9.0	10.7	10.9	7.8	34.0	11.9	17.7	7.5
Nexstar	8.23	53.4%	241	921	11.2	8.4	9.6	9.6	7.4	15.2	6.6	9.2	8.3
Sinclair	11.94	67.6%	1,045	2,655	11.2	10.2	10.7	10.2	9.3	10.2	9.0	9.6	6.9
Young	2.05	42.7%	47	792	27.4	NA	NM	17.0	NA	NA	NA	NA	NM
				Median excl. Hat	**13.2x**	**9.4x**	**10.7x**	**10.9x**	**8.3x**	**24.6x**	**9.1x**	**12.4x**	**7.9x**
				Mean excl. Hat	**15.3**	**9.4**	**10.6**	**11.9**	**8.3**	**26.4**	**9.2**	**13.0**	**8.1**
Television/Newspapers Companies [c]													
Belo	$17.20	75.0%	$1,758	$2,992	7.9x	7.1x	7.5x	6.3x	5.8x	12.5x	10.8x	11.6x	3.3x
Journal Communications	10.33	73.8%	693	814	7.1	6.2	6.6	6.3	5.5	18.4	12.0	14.5	1.1
Media General	26.93	61.3%	609	1,494	7.9	7.3	7.6	6.6	6.1	22.2	12.3	15.8	5.1

Source: Company filings, Wall Street Research, FactSet and Hat Projections provided by Head.
(a) EBITDA after non-cash stock-based compensation expense and excluding equity income from unconsolidated investments.
(b) FCFS = (Net Income + D&A – Capital Expenditures) / Fully Diluted Shares Outstanding.
(c) Television revenues as a percentage of total revenues for Belo, Journal Communications and Media General is 50%, 23% and 40%, respectively.

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PROJECT TOP HAT B ADDITIONAL MATERIALS

Calculation of Estimated Net Debt Position

($ in millions)

ESTIMATED PRO FORMA BALANCE SHEET

	06/30/07	Adjustment	09/30/07	Adjustment	12/31/07
Revolving Credit Facilities	$100.0		$100.0		$100.0
Senior Notes					
7.0% Senior Notes due Nov 07	125.0		125.0		125.0
7.0% Senior Notes due 2018	166.0		166.0		166.0
7.5% Senior Notes due 2027	116.1		116.1		116.1
Private Placement Debt	360.0		360.0	(90.0) [b]	270.0
Capital Trust Notes	134.0		134.0		134.0
Capital Lease Obligations	0.0		0.0		0.0
Total Debt	$1,001.2		$1,001.2	($90.0)	$911.2
Cash	$33.2 [a]	$24.9	$58.1	($61.9)	($3.8)
Investments	41.9		41.9		41.9
Net Debt	**$926.0**	**($24.9)**	**$901.2**	**($28.1)**	**$873.0**

CALCULATION OF ESTIMATED CASH FLOWS

	12m ended 12/31/07	6m ended 06/30/07	3m ended 09/30/07	3m ended 12/31/07
EBITDA	$252.9	$110.3	$57.1	$85.5
Less: Depreciation	(49.1)	(25.6)	(12.3)	(11.2)
Less: Stock-based Compensation	(9.8)	(4.1)	(2.8)	(2.8)
Less: Amortization of Intangibles	(6.7)	(3.5)	(1.7)	(1.5)
EBIT	187.3	77.0	40.3	70.0
Less: Interest Expense	(71.1)	(36.0)	(17.7)	(17.3)
Pre-Tax Income	116.2	41.0	22.6	52.6
Cash Taxes	(22.4) [c]	(13.1) [d]	(4.1) [c]	(5.2)
Income after Tax	93.8	27.9	18.5	47.4
Less: Change in Working Capital	(20.0)	(13.1)	15.3	(22.2)
Less: Capex	(67.0)	(28.8)	(25.7)	(12.6)
Plus: Stock-based Compensation	9.8	4.1	2.8	2.8
Plus: D&A	55.8	29.2	13.9	12.7
Plus: Other Adjustments	1.9	1.9	-	-
Cash available before Debt service	$74.2	$21.2	$24.9	$28.1
Less: Mandatory repayment [b]	(90.0)			(90.0)
Cash available after Debt service	($15.8)	$21.2	$24.9	($61.9)

Source: Company filings, Hat Projections provided by Head and Wall Street Research.
(a) Net of $0.07 per share cash dividend paid July 15, 2007.
(b) Reflects Private Placement Debt mandatory repayment of $90 million on December 15, 2007.
(c) As per Head estimate.
(d) Reflects cash taxes paid in the 6 months ended June 30, 2007, as per 10Q.

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